EXHIBIT 10.7
Contract No. 051555-00010-000 Amendment Number 10

AMENDMENT TO RAYONIER INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES ("the Plan")

WHEREAS, Rayonier Inc. (the '·Employer" ) maintains the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") for its employees;

WHEREAS, Rayonier Inc. has decided that it is in its best interest to amend the Plan;

WHEREAS, Section 14.0l(b) of the Plan authorizes the Employer to amend the selections under the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement.

NOW THEREFORE BE IT RESOLVED, that the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement is amended as follows. The amendment of the Plan is effective as of 4-1-2020.

EXHIBIT 10.7

1.The Adoption Agreement is amended to read:

INTERIM AMENDMENT #1
IN-PLAN ROTH CONVERSIONS (POST-2012 CONVERSIONS)
This Interim Amendment contains the elective provisions for implementing the In-Plan Roth Conversion provisions set forth in Appendix B of the Plan. The provisions under Appendix B of the Plan and under this Interim Amendment #1 are designed as a good-faith amendment to implement the provisions under the American Taxpayer Relief Act of 2012 (ATRA) effective for In-Plan Roth Conversions made on or after January 1, 2013. If In-Plan Roth Conversions were effective under the Plan prior to January 1, 2013, the pre-ATRA provisions must be described under AA §6A-5(c) and the post- ATRA provisions must be described under this Interim Amendment #1 . If In-Plan Roth Conversions are first effective under the Plan on or after 1/112013, AA §6A-5(c) should not be completed and only the provisions under this interim Amendment # I should be completed. This Interim Amendment # I does not affect an In-Plan Roth
Conversion that was allowed under prior Plan provisions. (See Section B-1.01 of the Plan.)

IAl-1 IN-PLAN ROTH CONVERSIONS. Unless elected under this AA §IA1-1, the Plan does not permit a Participant to make an In-Plan Roth Conversion under the Plan. To override this provision to allow Participants to make an In-Plan Roth Conversion. subsection (a) must be checked.

☑ (a)
Effective date. Effective 4-1-2020 [not earlier than 111/2013], a Participant may elect to convert all or any portion of his/her non-Roth vested Account Balance to an In-Plan Roth Conversion Account.
[Note: The Plan must provide for Roth Deferrals under AA §6A-5 as of the effective date designated in this subsection (a). An election under this subsection (a) does not affect an In-Plan Roth Conversion that was allowed under prior Plan provisions.]

☑(b)
In-Service Distribution. For a Participant to convert his/her eligible contributions to Roth Deferrals through an In Plan Roth Conversion the Participant need not be eligible to take a distribution from the Plan.

To over-ride this default provision to require a distributable event, complete this subsection (b).

☑If this subsection (b) is checked, a Participant must be eligible for a distribution of any amounts converted to Roth Deferrals through an In-Plan Roth Conversion. Thus, only amounts that are eligible for distribution under AA §9 or AA §10 are eligible for In-Plan Roth Conversion.

[Note: If this subsection (b) is not checked, a Participant may convert any or all of the eligible contribution sources to Roth Deferrals through an In-Plan Roth Conversion. ]

☐(c)
Contribution sources . An Employee may elect to make an In-Plan Roth Conversion from all available contribution sources under the Plan.
To override this default provision to limit the contributions sources available for In-Plan Roth Conversion. select the applicable contribution sources from which an In-Plan Roth Conversion is available:

☐ (1) Salary Deferrals
☐ (2) Employer Contribution
☐ (3) Matching Contributions
☐ (4) Safe Harbor Contributions
☐ (5) QNECs and QMACs
☐(6) After- Tax·Contributions
☐ (7) Rollover Contributions
☐ (8) Describe :
[Note: Any contribution sources described in subsection (8) must be definitely determinable and not subject lo Employer discretion.]
☑(d)	Limits applicable to In-Plan Roth Conversions. No special limits apply with respect to In-Plan Roth Conversions. unless designated otherwise under this subsection (d).

☐ (1)Roth conversions may only be made from contribution sources that are fully vested (i.e.. 100% vested).
[Note: If an In-Plan Roth Conversion is permitted from partially -vested sources, special rules apply for determining the vested percentage of such amounts after conversion. See Section 7.11 of the Plan. ]

☐(2) A Participant may not make an In-Plan Roth Conversion of less than $ (ma) not exceed $1.000).

      ☑(3) A Participant may not make an In-Plan Roth Conversion of any outstanding loan amount .
[Note: If this (3) is not checked, a Participant may convert amounts that are attributable to an outstanding loan, to the extent the loan relates to a contribution source that is eligible for conversion under subsection (c) above.]

(4) Describe [Note: Any selection in subsection (4) must be definitely determinable and not subject to Employer discretion. ]
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EXHIBIT 10.7

☐(e)
Amounts available to pay federal and state taxes generated from an In-Plan Roth Conversion. No special provisions apply to allow Participants to withdraw funds to pay federal or state taxes generated from an In-Plan Roth Conversion except as provided otherwise under this subsection (e).

          ☐ (1) ln-service distribution. If the Plan does not otherwise permit an in-service distribution at the time of the In-Plan Roth Conversion and this subsection (1) is checked, a Participant may elect to take an in-service distribution solely to pay taxes generated from the In-Plan Roth Conversion to the extent such in-service distribution would otherwise be permitted under Section 8..1O of the Plan.
[Note: If this subsection (1) 1s checked, a Participant may take an in-service distribution only to the extent such distribution would otherwise be permitted under the provisions of Sect1on 8.10 of the Plan. Thus, for example. a Participant may not take an in-service distribution of amount attributable to Safe)" Deferrals (including any QNECs, QMACs or Safe Harbor contributions) prior to age 59 1/2.]

☐ (2) Participant loan. Generally, a Participant may request a loan from the Plan to the extent permitted under Section 13 and AA § B. However to the extent a Participant loan is not otherwise allowed and this subsection (2) is selected. a Participant may receive a Participant loan solely to pay taxes generated from an In-Plan Roth Conversion.
[Note: If this subsection (2) is selected and Participant loans are not otherwise authorized under the Plan, any Participant loan made pursuant lo this subsection (2) will be made in accordance with the default loan polic1 described in Sectio11 13.]

☐(f)
Distribution from In-Plan Roth Conversion Account. Distributions from the In-Plan Roth Conversion Account will be permitted at the same time as permitted for Roth Deferrals. as set forth under AA § I 0-1 , unless designated otherwise under this subsection (f). However. earlier distribution of certain converted amounts may be required to the extent necessary to protect distribution options that were available with respect to such converted amounts prior to the In-Plan Roth Conversion.

☐ (1) In-service distributions will not be permitted from an In-Plan Roth Conversion Account. However, as set forth in Section 3.03(f)(l)(iv) of the Plan, a distribution must continue to be offered for any converted amounts as of the earliest date a distribution would otherwise be permitted for such converted amounts, without regard to the In-Plan Roth Conversion.

☐(2) An in-service distribution may be made from the In-Plan Roth Conversion Account at any time.
☐ (3) Describe distribution options:

[Note: This subsection (f) may not be used to eliminate/e an in-service distribution option that was otherwise available at the time of the In-Plan Roth Conversion. Thus, for example, if a Participant is permitted to make an In-Plan Roth Conversion of After -Tax Employee Contributions or Rollover Contributions, and such contributions are eligible/ or immediate distribution at the time of the In-Plan Roth Conversion, those amounts must continue to be available/or distribution after the in-Plan Roth Conversion. To the extent a selection in this subsection (f) results in an improper elimination of a distribution right, the provisions of this subsection (f) will not apply.]

IAl-2
APPLICATION OF AMENDMENT. Pursuant to Section 5.01 of Revenue Procedure 2011-49. the amendments under Appendix B of the Plan and under AA §IAl -1 have been adopted by the Volume Submitter Sponsor on behalf of all adopting Employers. This amendment supersedes any contrary provisions under the Plan. If the Employer adopts this amendment by selecting an elective provision under AA §IA1-1. the Employer (or other individual authorized to sign on behalf of the Employer) must sign and date this amendment below. If the Employer is not adopting the provisions of this amendment. the Employer need not sign this amendment. The amendments under Appendix B of the Plan and under AA §IA l -1 apply to the signatory Employer and all Participating Employers under the Plan.

If the Employer has selected any elective provisions under AA §IA1-1 , the Employer must execute this Interim Amendment . By signing this Interim Amendment# I, the individual signing below represents that he/she is authorized to sign on behalf of the Employer. This amendment applies to the signatory Employer and all Participating Employers under the Plan.

Rayonier Inc
(Name of Employer)

/s/ Shelby Pyatt	VP, HR and IT
(Name of Authorized Representative, Title)

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EXHIBIT 10.7

Contract No. 051555-0001-0000 Amendment Number 10
EMPLOYER SIGNATURE PAGE

PURPOSE OF EXECUTION. This Signature Page is being executed for Rayonier Investment and Savings Plan for Salaried Employees to effect:
☐ (a) The adoption of a new plan, effective [insert Effective Dale of Plan]. [Note: Date can be no earlier than the first day of the Plan Year in which the Plan is adopted.]
□(b) The restatement of an existing plan, in order to comply with the requirements of PPA. pursuant to Rev. Proc. 2011-49.
a.Effective date of restatement: . [Note: Date can be no earlier than January ! , 2007. Section 14.01(f){2) of Plan provides for retroactive effective dates for all PP A provisions. Thus, a current effective dale may be used under this subsection (l) without jeopardizing reliance. ]
b.Name of plan(s) being restated:  _
c.The original effective date of the plan( ) being restated:
☑ (c)  An amendment or restatement of the Plan (other than to comply with PPA). If this Plan is being amended, a snap-on amendment may be used to designate the modifications to the Plan or the updated pages of the Adoption Agreement may be substituted for the original pages in the Adoption Agreement. All prior Employer Signature Pages should be retained as part of this Adoption Agreement .
i.Effective Date(s) of amendment/restatement: 4- l--2020 _
(2)Name of plan being amended/restated: Ravonier Investment and Savings Plan for Salaried Emplovees
(3)The original effective date of the plan being amended/restated=: 3- l-19 9 4 - - - - - - - - - - - - -- - -
(4)If Plan is being amended, identify the Adoption Agreement section(s) being amended: Interim Amendment #1 - add the In-Plan Roth Conversion provision to the Plan.

VOLUME SUBMITTER SPONSOR INFORMATION. The Volume Submitter Sponsor (or authorized representative) will inform the Employer of any amendments made to the Plan and will notify the Employer if it discontinues or abandons the Plan. To be eligible to receive such notification. the Employer agrees to notify the Volume Submitter Sponsor (or authorized representative) of any change in address. The Employer may direct inquiries regarding the Plan or the effect of the Favorable IRS Letter to the Volume Submitter Sponsor (or authorized representative) at the following location:
Name of Volume Submitter Sponsor (or authorized representative): Massachusetts Mutual Life Insurance Companv
Address: 1295 State Street Springfield. MA 011 11-0001
Telephone number: ,.(800)) 309 -3539
IMPORTANT INFORMATION ABOUT THIS VOLUME SUBMITTER PLAN. A failure to properly complete the elections in this Adoption Agreement or to operate the Plan in accordance with applicable law may result in disqualification of the Plan. The Employer may rely on the Favorable IRS Letter issued by the National Office of the Internal Revenue Service to the Volume Submitter Sponsor as evidence that the Plan is qualified under Code §40 I (a). to the extent provided in Rev. Proc. 2011-49. The Employer may not rely on the Favorable IRS Letter in certain circumstances or with respect to certain qualification requirements , which are specified in the Favorable LRS Letter issued with respect to the Plan and in Rev. Proc. 2011-49. In order to obtain reliance in such circumstances or with respect to such qualification requirements, the Employer must apply to the office of Employee Plans Determinations of the Internal Revenue Service for a determination letter. See Section 1.66 of the Plan.
By executing this Adoption Agreement the Employer intends to adopt the provisions as set forth in this Adoption Agreement and the related Plan document. By signing this Adoption Agreement, the individual below represents that he/she has the authority to execute this Plan document on behalf of the Employer. This Adoption Agreement may only be used in conjunction with Basic Plan Document #04. The Employer understands that the Volume Submitter Sponsor has no responsibility or liability regarding the suitability of the Plan for the Employer's needs or the options elected under this Adoption Agreement. It is recommended that the Employer consult with legal counsel before executing this Adoption Agreement.

Rayonier Inc.
(Name of Employer)

/s/ Shelby Pyatt	VP, HR and IT
(Name of Authorized Representative, Title)

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